Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-240306 on Form N-14 of our reports dated as indicated in the table below, relating to the financial statements and financial highlights of the funds indicated in the table below (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds for the years ended indicated in the table below.

Funds	Year Ended	Report Date
BlackRock New York Municipal Income Trust II	August 31, 2020	October 21, 2020
BlackRock New York Municipal Income Quality Trust	August 31, 2020	October 21, 2020
BlackRock New York Municipal Income Trust	July 31, 2020	September 22, 2020

We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Joint Proxy Statement/Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 30, 2020